UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 19, 2006

Date of Report (Date of Earliest Event Reported)

Yahoo! Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28018	77-0398689
(State or other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

701 First Ave.

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously announced on September 6, 2006, members of the management of Yahoo! Inc. participated in the Goldman Sachs Communacopia Conference (the “Goldman Conference”) on Tuesday, September 19, 2006. At the conference Yahoo! communicated the following:

•          Over the last few weeks, we are starting to see some advertising weakness in some of the most economically sensitive categories.

•          This is having an impact on our expected Q3 results, leading us to believe we are likely to report results in the lower half of the business outlook ranges we provided in our earnings release on July 18, 2006 (furnished on a Current Report on Form 8-K on July 18, 2006).

•          It is too early to tell whether the advertising weakness is due to an economic issue or specific issues in advertisers’ client businesses. Growth is still positive, but it is slower in Q3 than it was in the first half of the year.

A replay of the webcast of the conference can be listened to at: http://yhoo.client.shareholder.com/calendar.cfm?CalendarID=5.

The information furnished in this report shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The statements made in this report and at the Goldman Conference contain forward-looking statements that involve risks and uncertainties concerning Yahoo!’s expected financial performance, as well as Yahoo!’s strategic and operational plans. Actual results may differ materially from the results predicted. The potential risks and uncertainties include, among others, the successful implementation of, and acceptance by advertisers of, the planned improvements to our advertiser platform; reduction in spending by, or loss of, marketing services customers; and other risks included in Yahoo!’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 which are on file with the SEC and available at the SEC’s website at www.sec.gov. Yahoo! does not expect, and undertakes no duty, to update the forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President, General Counsel and Secretary

Date: September 19, 2006